UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001- 40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2022, the Board of Directors of Fluence Energy, Inc. (the “Company”), adopted and approved the Fluence Energy, Inc. Executive Severance Plan (the “Severance Plan”), effective February 7, 2022, for the Company’s executive officers.
The Severance Plan provides for the payment of severance and other benefits to eligible executive officers in the event of an “involuntary termination” of employment by the Company or a “good reason termination” of employment by the applicable executive officer, each as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to (a) the employee’s execution of a general release of claims against the Company and (b) compliance with certain post-employment covenants (including those that may apply due to participation in the Severance Plan), the Severance Plan provides the following payments and benefits to the executive officers:
•(a) in the event of Qualifying Termination not in connection with a “change in control,” as defined in the Severance Plan, continued payment of base salary, in accordance with the Company’s normal payroll schedule, until the 18-month anniversary, in the case of the Chief Executive Officer, or the 12-month anniversary, in the case of each other executive officer, of the executive officer’s termination date or (b) in the event of a Qualifying Termination in connection with a change in control of the Company, 200% of the sum of base salary and target annual cash bonus, in the case of the Chief Executive Officer, or 150% of the sum of base salary and target annual cash bonus, in the case of each other executive officer, the value of which will be paid in a lump sum;
•payment of accrued but unpaid cash bonuses for performance periods already completed at the time of termination, and a pro-rated annual cash bonus for the performance period in which termination occurs, based upon the executive officer’s target annual cash bonus for that year;
•continuation of medical insurance benefits for up to 18 months, either through direct payment of the employer’s portion of COBRA premiums or through reimbursement to the executive officer equal to such employer’s portion; and
•outplacement services, up to a $50,000 limit for the Chief Executive Officer and a $25,000 limit for each other executive officer.
In addition, the Severance Plan provides for the following adjustments to equity awards and equity-based awards:
•in the event of a Qualifying Termination not in connection with a change in control of the Company, if the terminated executive officer holds unvested equity-incentive awards issued by the Company with a grant date more than one (1) year before the date of termination, (1) a portion of the unvested equity award subject to time-based vesting will accelerate and vest pro-rata upon the termination of employment, based on the number of days elapsed from the grant date to the termination date, compared to the full vesting schedule of such equity award and (2) to the extent the Qualifying Termination occurs during the final six months of the performance period for any equity award subject to performance-based vesting, a portion of such equity award will accelerate and vest pro-rata upon the termination of employment, based on the number of days elapsed from the grant date to the termination date, based upon the Company’s target performance of any performance criteria set forth in such equity award. .
•In the event of a Qualifying Termination in connection a change in control of the Company, equity awards and equity-based awards do not accelerate if the executive officer is provided with replacement awards having equal value, and comparable terms and conditions as the prior awards, including acceleration in the event of a subsequent Qualifying Termination. If a Qualifying Termination occurs in connection with a change in control of the company within 3 months before or 12 months after such change in control, all of the executive officer’s unvested equity or replacement awards, as applicable, will automatically accelerate and fully vest upon the termination of employment. If no replacement awards are made in connection with the change in control, the executive officer’s awards automatically accelerate and vest in full upon the change in control and any equity awards subject to performance-

based vesting will vest assuming the performance criteria of such equity awards were achieved for the entire performance period at the target performance level.
The Severance Plan does not provide for a gross-up payment to any of the executive officers, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Severance Plan provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, if the net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.
The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Fluence Energy, Inc. Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: February 9, 2022	By:	/s/ Francis Fuselier
Francis Fuselier
SVP, General Counsel and Secretary